Exhibit 10.1

April 22, 2020

Mr. Bob Komin

Dear Bob:
This letter sets forth the substance of the separation and consulting agreement (the “Agreement”) that Sunrun Inc. (the “Company”) is offering to you.
1.Separation. The Company has accepted your resignation, and your employment with the Company will terminate on May 31, 2020 (the “Separation Date”).
2.Accrued Salary and Paid Time Off. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation/paid time off earned by you through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments by law.
3.Equity Awards. During your employment with the Company, you were granted restricted stock units and options to purchase shares of the Company’s common stock (the “Equity Awards”), pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”) and other governing Equity Awards agreements (the “Equity Agreements”). If you are not providing services to the Company as a consultant as of June 1, 2020, then vesting of the Equity Awards will cease on the Separation Date. Your rights to exercise the vested Equity Awards shall be as set forth in the applicable Equity Agreements. You acknowledge that your exercise of any vested options shall continue to be governed by the terms and conditions of the Equity Agreements, which impose time limits on how long after the date you cease performing services you have to exercise your options before you forfeit them. Notwithstanding the foregoing, subject to approval by the Compensation Committee of the Board of Directors and as an additional benefit to you, if you (i) timely sign and return this Agreement to the Company and allow it to become effective, (ii) comply with the terms of this Agreement (and its exhibits), and (iii) within twenty-one (21) days after the End of Consulting Period you sign and return the End of Consulting Period Release attached hereto as Exhibit A and allow the releases contained therein to become effective, then the post-termination exercise period of any vested Company stock options (including any such options vesting during the Consulting Period) shall be extended to June 30, 2021. Note that the extended post-termination exercise period will convert any unexercised “incentive stock options” you currently hold into “non-qualified stock options,” and by signing this Agreement, you acknowledge and agree to such change. If you have questions with respect to the stock agreements, contact the Company’s manager of stock option programs.
4.Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an

Exhibit 10.1

individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA laws on or after the Separation Date.
5.Consulting Agreement. If you sign, date and return this Agreement to the Company on or within twenty-one (21) days after you receive it, allow the releases set forth herein to become effective, and you comply fully with your obligations hereunder, then the Company will engage you as a consultant under the terms set forth below.
a.Consulting Period. You will serve as a consultant to the Company beginning on June 1, 2020 and ending on December 31, 2020 (the “Consulting Period”), unless terminated earlier pursuant to Section 5.h.
b.Consulting Services. As a consultant, you will be responsible for assisting the Company in any area of your expertise, as reasonably requested by the Company (the “Consulting Services”). You will conduct the Consulting Services at a location of your choosing. During the Consulting Period, you will report to Lynn Jurich. You will exercise the highest degree of professionalism and utilize your expertise and creative talents in performing the Consulting Services. You will not receive any cash consulting fees for the Consulting Services. When providing the Consulting Services, you shall abide by the Company’s policies and procedures.
c.Continued Vesting of Equity Awards. During the Consulting Period, and as consideration for the Consulting Services, you shall be deemed a Service Provider under the Plan such that your Equity Awards will continue to vest pursuant to the applicable terms and conditions of the Equity Agreements. You acknowledge and agree that the continuing vesting of your Equity Awards is adequate and sufficient consideration for your performance of the Consulting Services, and you will not receive any additional compensation or benefits for the Consulting Services.
d.Independent Contractor Status. Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date. You will not be entitled to any of the benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act, the California Labor Code or other laws or regulations governing employment relationships.
e.Proprietary Information and Inventions. You agree that, during the Consulting Period and thereafter, you will not use or disclose any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Consulting Services. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is

Exhibit 10.1

made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Any and all work product you create in the course of performing the Consulting Services will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed in the course of performing the Consulting Services. You further acknowledge and reaffirm your continuing obligations under your signed Employee Confidentiality, Inventions Assignment and Arbitration Agreement (the “Confidentiality Agreement,” a copy of which is attached hereto as Exhibit B) and which is incorporated herein by reference.
f.Limitations on Authority. You will have no responsibilities or authority as a consultant to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the written authorization of the Company’s Chief Executive Officer (“CEO”). You agree not to represent or purport to represent the Company in any manner whatsoever to any third party except with the prior written consent of the Company’s CEO.
g.Other Work Activities/Representations. Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your work for the Company. You represent and warrant that you are self-employed in an independently established trade, occupation, or business, maintain and operate a business that is separate and independent from the Company’s business, hold yourself out to the public as independently competent and available to provide applicable services similar to the Consulting Services, have obtained and/or expect to obtain clients or customers other than the Company for whom you will perform services, and will perform work for the Company that you understand is outside the usual course of the Company’s business. The Company will make reasonable arrangements to enable you to perform your work for the Company at such times and in such a manner so that it will not interfere with other activities in which you may engage. In order to protect the trade secrets and confidential and proprietary information of the Company, you agree that, during the Consulting Period, you will notify the Company, in writing, before you obtain employment with or perform work for any business entity, or engage in any other work activity that is competitive with the Company.
h.Termination of Consulting Period. Either party may terminate the Consulting Period at any time and for any reason upon providing written notice to the other party. Upon termination of the Consulting Period by either party, you will no longer be a Service Provider for the Company and the Company will pay only those pre-approved expenses incurred by you through and including the effective date of such termination.
6.No Other Compensation or Benefits. You acknowledge and agree that nothing in this Agreement, including without limitation the termination of your employment on the Separation Date, entitles you to any severance or other benefits from the Company, whether as set forth in any employment offer letter, employment agreement, plan, policy or otherwise. You

Exhibit 10.1

acknowledge and agree that to the extent any offer letter, agreement, plan or policy provided for any severance or other benefits to you, such agreements are hereby superseded and extinguished, with the exception of any equity awards approved by the Compensation Committee of the Board of directors prior to the date of this Agreement (the “Previously Approved Awards”). You acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn by the Separation Date and will not receive from the Company any additional compensation (e.g., base salary, commissions, incentive compensation, bonuses or equity), severance or benefits after the Separation Date, with the exception of the Previously Approved Awards and any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).
7.Expense Reimbursements. You agree that you will not be entitled to reimbursement of expenses incurred in the course of performing the Consulting Services hereunder unless they have been pre-approved in writing by the Company’s CEO.
8.Return of Company Property. By no later than December 31, 2020 (or earlier if requested by the Company) (the “Return Date”), you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including but not limited to Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers, credit cards, entry cards, identification badges and keys), and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). Notwithstanding the foregoing, you agree to promptly return any such Company property to the Company if requested by the Company prior to the Return Date, without retaining any copy or reproduction in any form (in whole or in part). You acknowledge that the timely return of such Company property is a condition precedent to your receipt of the benefits provided under this Agreement. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. Following your return of Company property pursuant to this section, the Company may permit you to receive and/or use certain documents and/or information reasonably necessary to perform the Consulting Services, all of which you shall return to the Company by the last day of the Consulting Period, or earlier upon the Company’s request, without retaining any copies or embodiments (in whole or in part).
9.Nondisparagement. You agree not to disparage the Company or the Company’s officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to it’s or their business, business reputation or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information to the extent required by legal process. In addition, nothing in this paragraph or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation.

Exhibit 10.1

10.No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.
11.Release of Claims.
a.General Release. In exchange for the Consulting Period and other consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, insurers, affiliates and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date you sign this Agreement. (collectively, the “Released Claims”).
b.Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, paid time off, sick time, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (the “ADEA”), the California Labor Code and the California Fair Employment and Housing Act.
c.ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (the “ADEA Waiver”), and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitle. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your ADEA Waiver does not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it earlier); (iv) you have seven (7) days following the date you sign this Agreement to revoke the Agreement (by providing written notice of your revocation to the CEO); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that this Agreement is signed by you provided that you do not revoke it.
d.Waiver of Unknown Claims. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge

Exhibit 10.1

that you have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any other jurisdiction with respect to your release of claims herein, including but not limited to the release of unknown and unsuspected claims.
e.Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights that cannot be waived as a matter of law; (iii) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; and (iv) any claims for breach of this Agreement. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.
12.Protected Activity. Notwithstanding any provision in this Agreement (including Exhibit A) to the contrary, nothing herein shall prevent you from disclosing the fact or terms of this Agreement as part of any government investigation, or prohibit you from filing a charge, complaint, or report with, or otherwise communicating with, providing information to, cooperating with, or participating in any investigation or proceeding by or before the Equal Employment Opportunity Commission, the United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (the “SEC”), or any other federal, state or local government agency or commission. While this Agreement does not limit your right to receive an award for information provided to the SEC, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement.
13.Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the federal Family and Medical Leave Act, the California Family Rights Act, any applicable law or Company policy, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.
14.Miscellaneous. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and

Exhibit 10.1

the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law (e.g., www.docusign.com)) or other transmission method and shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, and may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic signatures shall be equivalent to original signatures.
If this Agreement is acceptable to you, then on or within twenty-one (21) days, please sign and date it below, and return a fully signed copy to me. The Company’s offer contained in this Agreement will automatically lapse and expire if we do not receive the fully-signed Agreement from you within this time period.

We wish you the best in your future endeavors.
Sincerely,
Sunrun Inc.

By: /s/ Sejal Daswani
        Sejal Daswani
        Chief HR Officer

Exhibit A – End of Consulting Period Release
Exhibit B – Employee Confidentiality, Inventions Assignment and Arbitration Agreement

I have read, understand and agree fully to the foregoing Agreement:

/s/ Bob Komin	4/22/2020
Bob Komin	Date

Exhibit A
End Of Consulting Period Release
(To be signed within 21 days after the end of the Consulting Period)
In consideration for the benefits provided to me by Sunrun Inc. (the “Company”) pursuant to the terms of the Separation and Consulting Agreement between me and the Company to which this Exhibit is attached (the “Agreement”), I agree to the terms in this End of Consulting Period Release (the “Release”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
I hereby represent that: (a) I have been paid all compensation, fees and other benefits owed and have been paid for all hours worked for the Company through the end of the Consulting Period; (b) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, California Family Rights Act or otherwise; and (c) I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
I hereby generally and completely release the Company and its current and former directors, officers, employees, members, participants, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date that I sign this Release. This general release includes, but is not limited to: (i) all claims arising out of or in any way related to my service and other relationships with the Company, or the termination of those relationships; (ii) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, sick pay, paid time off, consulting fees, expense reimbursements, severance pay, fringe benefits, and contributions to any benefit plans; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“Release ADEA Waiver”). I also acknowledge that the consideration given for the Release ADEA Waiver is in addition to anything of value to which I am already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke it, with such revocation to be effective only if I deliver written notice of revocation to the Company within the seven (7)-day period; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign it.
In giving the general release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any other jurisdiction of with respect to my release of claims contained herein, including but not limited to the release of unknown and unsuspected claims.
Notwithstanding the foregoing, I am not hereby releasing any of the following claims (the “Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, under the charter, bylaws or operating agreements of the Company, or under applicable law; (b) any rights that cannot be waived as a matter of law; (c) any rights I have to file or pursue a claim for workers’ compensation or unemployment insurance; and (d) any claims arising from the breach of the Agreement or this Release. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims that I have or might have against any of the Released Parties that are not included in the Released Claims.
I agree not to disparage the Company, and the Company’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation. However, nothing herein shall prevent me from responding accurately and fully to any question, inquiry or request for information if required by legal process or in connection with a government investigation. In addition, nothing herein shall prevent me from: making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation; filing a charge or complaint with any Government Agency (as defined in the Agreement); communicating with any Government Agencies; or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. However, I understand and agree that, to the maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims I have released and any rights I have waived by signing this Release, provided that this Release does not limit my right to receive any award for information provided to the Securities and Exchange Commission.

This Release, together with the Agreement (and its exhibits), constitutes the entire agreement between me, and the Company with respect to the subject matter hereof. I am not relying on any representation not contained herein or in the Agreement.

By:
Bob Komin

Date:

Exhibit B
EMPLOYEE CONFIDENTIALITY, INVENTIONS ASSIGNMENT AND ARBITRATION AGREEMENT
In consideration of my employment or continued employment by Sunrun Inc. and the compensation the Company may pay to me now and during my employment, I agree to the terms of this Employee Confidentiality, Inventions Assignment and Arbitration Agreement (the “Agreement”):
1.Confidentiality.
1.1 Nondisclosure; Recognition of the Company’s Rights. At all times during and after my employment, I will hold in confidence and will not disclose any of the Company’s Confidential Information (defined below). I will only use Confidential Information as may be required in connection with my work for the Company, or as the Chief Executive Officer (the “CEO”) of the Company or other duly authorized officer at the level of Vice President or above expressly authorizes in writing. I will obtain that officer’s written approval before publishing or submitting for publication any material (written, oral or otherwise) that relates to my work at the Company and incorporates any Confidential Information. I hereby assign to the Company any rights I may have or acquire in any and all Confidential Information and recognize that all Confidential Information is the sole and exclusive property of the Company.
1.2 Confidential Information. “Confidential Information” means any and all non-public knowledge, data or information related to the Company’s business or its actual or planned research or development, including (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers and customers; (c) information regarding the skills and compensation of the Company’s employees, contractors and any other Company service providers; and (d) the existence or content of any business discussions, negotiations or agreements between the Company and any third party.
1.3 Third Party Information. I understand the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of my employment I will hold Third Party Information in strict confidence and will not disclose to anyone (other than the Company personnel who need to know such information in connection with their work for the Company) or use Third Party Information except in connection with my work for the Company, or unless authorized by a duly authorized Company officer at the level of Vice President or above, in writing.
1.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by the Company does not and will not breach any agreement with any of my former employers, including any non-compete agreement or any agreement to keep in confidence information I acquired prior to joining the Company. I further represent that I have not entered into, and will not enter into, any written or oral agreement in conflict with my obligations under this Agreement. During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party to whom I have an obligation of confidentiality, and I will not bring onto the Company’s premises or use any unpublished documents or any property belonging to any former employer or other third party to whom I have an obligation of confidentiality, unless that former employer or person has expressly consented to that disclosure in writing. In the performance of my duties, I will use only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or legally in the public domain, or is otherwise provided or developed by the Company.
2.Inventions.
2.1 Inventions and Intellectual Property Rights. “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, negative know-how, improvements, discoveries, developments, designs, artwork, formulae, copyrightable works or works of authorship, and techniques and all Intellectual Property Rights in any of such items. “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country.
2.2 Prior Inventions. I have disclosed on Exhibit A all Inventions (a) I have, or I have caused to be, alone or jointly with others, conceived, developed or reduced to practice prior to beginning my employment with the Company, (b) in which I have an ownership interest or that I have a license to use, and (c) that I wish to exclude from this Agreement (collectively, “Prior Inventions”). If I have listed no Prior Inventions in Exhibit A, I warrant I have no such Prior Inventions. I agree I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions (defined below) without the Company’s prior written consent. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant the Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention, all without need to account to me in any way for such uses.
2.3 Assignment of the Company Inventions. “Company Inventions” are Inventions assigned to the Company or to a third party as directed by the Company. Unless the Company directs me to assign any such Inventions as described below, except for Inventions I have listed on Exhibit A, and except for Inventions I can prove qualify fully under the provisions a Specific Inventions Law (as defined below), I hereby assign (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) I make, conceive, reduce to practice or learn, either alone or with others, during the period of my employment by the Company. Though the Company may ask me to sign specific assignments after the date of this Agreement, the assignment in this Agreement will be automatically effective with respect to any future Inventions referenced without need for further documentation. I agree, as the Company directs, to assign all my right, title, and interest in and to any particular Company Invention to a third party, including without limitation the United States.
2.4 Specific Inventions Law. I recognize that, in the event of a specifically applicable state law, regulation, rule or public policy (“Specific Inventions Law”), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under such Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secrets and neither related to the Company’s actual or anticipated business, research or development, nor resulted from work performed by me for the Company.
2.5 Obligation to Keep the Company Informed. While employed with the Company and for one (1) year after my employment ends, I will promptly and fully disclose to the Company in writing

(a) all Inventions I author, conceive or reduce to practice, either alone or with others and including any that might be covered under California Labor Code Section 2870, and (b) all patent applications I file or in which I am named as an inventor or co-inventor.
2.6 Enforcement of Intellectual Property Rights and Assistance. During and after the period of my employment, I will assist the Company in every proper way to obtain and enforce United States and foreign Intellectual Property Rights relating to the Company Inventions. If the Company cannot secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if I executed them myself.
2.7 Incorporation of Software Code. I agree I will not incorporate into any Company software or otherwise deliver to the Company any software code licensed under the GNU GPL or LGPL or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing or distribution of any source code the Company owns or licenses.
2.8 Waiver of Moral Rights. If I have any moral rights or other similar rights in any Company Inventions that I cannot assign to the Company, I hereby agree to waive all enforcement of such moral rights against the Company or any of its successors or assigns.
3.Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form the Company requires) of all Inventions I make during my employment by the Company. I will make such records available to, and acknowledge they remain the sole property of, the Company at all times.
4.Non-Solicitation. I agree that (a) during my employment by the Company, I will not, without the Company’s express written consent, engage in any employment or business activity that competes with, or would otherwise conflict with, my employment by the Company, and (b) during my employment by the Company and for one (1) year thereafter, I will not directly or indirectly solicit or attempt to solicit or recruit any employee, independent contractor or consultant of the Company to terminate a relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.
5.Return of the Company Property. Upon termination of my employment or upon the Company’s request at any other time, I will deliver to the Company all originals and copies of the Company’s property, equipment and documents, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information. I further will certify in writing that I have fully complied with the foregoing obligation. I agree I will not copy, delete or alter any information contained upon my Company computer or Company equipment before I return it to the Company. In addition, if I have used any personal computer, server or e-mail system to receive, store, review, prepare or transmit any Confidential Information, I agree to provide the Company with a computer-useable copy of all such Confidential Information and then permanently delete such Confidential Information from those systems. In addition, I agree to provide the Company such access to my personal systems as the Company reasonably requests to verify that the necessary copying or deletion has been completed. I further agree that any property situated on the Company’s premises and owned by the Company is subject to inspection by the Company’s personnel at any time with or without notice. Prior to the termination of my employment or shortly after termination of my employment, I will cooperate with the Company in attending an exit interview and certify in writing that I have complied with the requirements of this section.

6.Notification Of New Employer. If I leave the Company’s employ, I consent to the notification of my new employer of my rights and obligations under this Agreement, by the Company’s providing a copy of this Agreement or otherwise.
7.No Expectation of Privacy in Electronic Resources or Workspaces. I acknowledge I have no personal privacy rights with respect to the Company’s electronic resources, which include but are not limited to all networking, computing, telephonic and other electronic systems to which I have access during my employment, nor do I have any personal privacy rights in any workspace within the Company’s facilities. Accordingly, I understand the Company can access, monitor or search any such electronic resource or workspace at any time, with or without notice and with or without my consent.
8.Arbitration and Equitable Relief.
8.1 Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1280 THROUGH 1294.2 (THE “CCP ACT”), AND PURSUANT TO CALIFORNIA LAW. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE CCP ACT. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY OTHER STATUTORY OR COMMON LAW CLAIMS. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF MY RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.
8.2 Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.iamsadr.com/rules-emulovment-arbitration/ AND FROM HUMAN RESOURCES OR LEGAL. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT OR ADJUDICATION,

AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEY FEES AND COSTS TO THE PREVAILING PARTY, WHERE PROVIDED BY APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I UNDERSTAND THAT THE COMPANY WILT, PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO, CALIFORNIA.
8.3 Remedy. EXCEPT AS PROVIDED BY THE CCP ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE CCP ACT AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
8.4 Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
8.5 Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I ACKNOWLEDGE AND AGREE THAT I HAVE RECEIVED A COPY OF THE TEXT OF CALIFORNIA LABOR CODE SECTION 2870 IN EXHIBIT B. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

9.General Provisions.
9.1 Governing Law and Venue. This Agreement and any action related hereto will be governed and interpreted by and under the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different state. If the arbitration provision in this Agreement is not enforced for any reason or it is necessary to seek an order from a court to enforce arbitration or preserve the status quo via an injunction, I consent, with the understanding that the Company also consents in such circumstances, to the personal jurisdiction and venue in the state and federal courts for the county where the Company’s principal place of business is located.
9.2 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the other provisions of this Agreement will remain enforceable and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.
9.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor or other assignee, and shall be binding upon my heirs and legal representatives.
9.4 At-will Employment. I understand my employment with the Company is for an indefinite term and is “at-will.” Accordingly, I understand and agree that either I or the Company may terminate this employment relationship at any time, with or without cause, and with or without notice. I understand this “at-will” relationship may be changed only by a written agreement entered into specifically for that purpose and signed by the Company’s Chief Executive Officer and Senior Vice President and General Counsel. I also understand that my employment will be governed by the Company’s various policies and programs, in writing and otherwise, that the Company may change those policies and programs from time to time in its discretion, and that no such policy or program modifications will change the voluntary “at-will” nature of my employment in any way.
9.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested) or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of the change to the other party.
9.6 Injunctive Relief. I acknowledge that because my services are personal and unique and because I will have access to the Confidential Information of the Company, my breach of this Agreement would cause irreparable injury to the Company for which monetary damages would not be an adequate remedy and, therefore, will entitle the Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.
9.7 Export. I agree not to export, directly or indirectly, any U.S. technical data acquired from the Company or any products utilizing such data, to countries outside the United States, because such export could be in violation of the United States export laws or regulations.
9.8 Entire Agreement. If no other agreement governs nondisclosure and assignment of inventions during any period in which I am employed or am in the future retained by the Company as an independent contractor, the obligations pursuant to sections of this Agreement titled “Confidentiality” and “Inventions” shall apply to such period. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of that provision or any other provision on any other occasion. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matters hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and the CEO of the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
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This Agreement shall be effective as of the first day of my employment with the Company.

EMPLOYEE:	SUNRUN INC.

I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS IT WITH INDEPENDENT LEGAL COUNSEL.	ACCEPTED AND AGREED:

/s/ Robert P. Komin, Jr.	/s/ Jeanna Steele

By: Robert P. Komin Jr.	By: Jeanna Steele

Title: CFO	Title:

Date: March 2, 2015	Date: 4/22/2020

Address: 119 Selby Ln Atherton, CA 94027	Address: